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                                                                   EXHIBIT 10.45

                                 PETsMART.COM
                             where pets are family


         [FORM OF EMPLOYEE CONFIDENTIALITY & NON-DISCLOSURE AGREEMENT]


          This Agreement is entered into as of [Startdate] (the "Effective Date") by and between [COMPANYNAME] (the "Company"), and [First Name Last Name] ("Employee").

          In consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and between the parties as follows:

     1.   Position and Duties. Employee shall be employed as the [Position]
          -------------------
of the Company, reporting to [Reports to], and assuming and discharging such responsibilities as are commensurate with Employee's [Position]. Employee shall perform employee's duties faithfully and to the best of employee's ability and shall devote employee's full business time and effort to the performance of employee's duties hereunder.

     2.   At-Will Employment. The parties agree that Employee's employment with
          ------------------
the Company shall be "at-will" employment and may be terminated at any time with or without cause or notice at the option of either the Company or Employee. No provision of this Agreement shall be construed as conferring upon Employee a right to continue as an employee of the Company.

     3.   Compensation. For all services to be rendered pursuant to this
          ------------
Agreement by Employee, Employee shall receive [Salary] on an annual basis (the "Base Salary"), payable semi-monthly in accordance with the Company's normal payroll practices. Employee understands and agrees that neither employee's job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension by implication or otherwise, of this Agreement.

     4.   Discretionary Bonus. The performance of Employee and the Company may
          -------------------
be reviewed by the Board of Directors (the "Board") annually, and, on that basis, the Board may, in its discretion, award the Employee a bonus. Any such bonus shall be subject to applicable withholding.

     5.   Other Benefits. During employee's employment hereunder, Employee shall
          --------------
be entitled to participate in the employee benefit plans and programs of the Company, if any, to the extent that employee's [Position], tenure, [Salary], age, health and other qualifications make employee eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

     6.   Options. Subject to approval of the Company's Board of Directors,
          -------
Employee shall be granted an option (the "Option") to purchase a total of [Stock Options] shares of the Company's Common Stock, at a purchase price per share equal to the fair market value of the Common Stock on the date of approval of the grant by the Company's Board of Directors. The shares subject to the Option (the "Shares") shall vest (a) 20% on the six-month anniversary of the Effective Date (provided, however, that vesting of such 20% of the Shares shall accelerate as if vested on the Effective Date if Employee's employment with the Company terminates before the six-month anniversary of the Effective Date, unless Employee (i) voluntarily terminates, (ii) is terminated during a three-month probation period from the Effective Date, or (iii) is terminated for Cause (as defined below) before six-months from the Effective Date; (b) 20% on first year anniversary of the Effective Date, and (c) the remaining 60% shall vest 1/36th on the last date of each calendar month beginning on or after the first anniversary of the Effective Date, so that the shares are fully vested on the fourth anniversary of the Effective Date. Vesting of the Shares shall be subject to Employee's continued employment with the Company on the relevant vesting dates. The Option shall be subject to the terms, definitions and provisions of the Company's Stock Option Plan (the "Plan") and an applicable option agreement (the "Option Agreement") between the Company and Employee, which documents are incorporated herein by reference.

          Cause shall mean (i) any act of personal dishonesty taken by the Employee in connection with Employee's responsibilities to the Company which is intended to result in substantial personal enrichment of the Employee, (ii) conviction of a felony, (iii) a willful act that constitutes misconduct and is injurious to the Company or (iv) continued willful violations by the Optionee of his obligations to the Company after there has been delivered to Optionee a written demand for performance from the Company which describes the basis for the Company's belief that Optionee has not substantially performed his duties.

     7.   Expenses. The Company shall reimburse Employee for reasonable travel,
          --------
entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     8.   Right to Advice of Counsel. Employee acknowledges that he has had the
          --------------------------
right to consult with counsel and is fully aware of employee's rights and obligations under this Agreement.

     9.   Successors.
          ----------

          (a)  Company's Successors. For all purposes under this Agreement,
               --------------------
the term "Company" shall include any successor to the Company's business and/or assets that assumes the obligation of the Company under this Agreement or which becomes bound by the terms of this Agreement by operation of law.

          (b)  Employee's Successors. Without the written consent of the
               ---------------------
Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     10.  Confidential Information.
          ------------------------

          (a)  Company Information. Employee shall at all times during the term
               -------------------
of employee's employment with the Company and thereafter, hold in strictest confidence, and not use, except for the benefit of the Company, or disclose to any person, firm or corporation without written authorization of the Board, any Confidential Information of the Company. As used herein, "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee has called or with whom he became acquainted during the term of employee's employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. "Confidential Information" does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

          (b)  Former Employer Information. Employee shall not, during
               ---------------------------
employee's employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and Employee shall not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          (c)  Third Party Information. Employee shall hold all confidential or
               -----------------------
proprietary information that the Company has received from any third party to which it is the Company's obligation to maintain the confidentiality of such information and to use it only for certain limited purposes in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out employee's work for the Company consistent with the Company's agreement with such third party.

     11.  Inventions. The Employee hereby represents, warrants and covenants
          ----------
with respect to Prior Inventions or Inventions, as the case may be, as follows:

          (a)  Inventions Retained and Licensed. Attached hereto, as Exhibit A,
               --------------------------------                      ---------
is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to employee's employment with the Company (collectively referred to as "Prior Inventions"), which belong to Employee, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Employee hereby represents that there are no such Prior Inventions. If in the course of Employee's employment with the Company, Employee incorporates into a Company product, process or machine a Prior Invention owned by Employee or in which the Employee has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

          (b)  Assignment of Inventions. Employee shall, or will promptly make,
               ------------------------
full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of employee's right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Employee is employed by the Company (collectively referred to as "Inventions"), except as provided in
Section 11(f) below. Employee hereby acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of and during the period of employee's employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. Employee hereby understands and agrees that the decision whether or not to commercialize or market any invention developed by Employee solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to Employee as a result of the Company's efforts to commercialize or market any such invention.

          (c)  Inventions Assigned to the United States. Employee shall assign
               ----------------------------------------
to the United States government all employee's right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

          (d)  Maintenance of Records. Employee shall keep and maintain
               ----------------------
adequate and current written records of all Inventions made by him (solely or jointly with others) during the term of employee's employment with the Company. The records will be in the form of notes,

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sketches, drawings, and any other format that may be specified by the Company.
The records will be available to and remain the sole property of the Company at all times.

          (e)  Patent and Copyright Registrations. Employee shall assist the
               ----------------------------------
Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Employee agrees that it is employee's obligation to execute or cause to be executed, when it is in employee's power to do so, any such instrument or papers after the termination of this Agreement. If the Company is unable because of the Employee's mental or physical incapacity or for any other reason to secure employee's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as employee's agent and attorney in fact, to act for and in Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

          (f)  Exception to Assignments. It is agreed and acknowledged that the
               ------------------------
provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). Employee
                                                       ----------
covenants that he will advise the Company promptly in writing of any inventions that he believes meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.
                       ---------

     12.  Conflicting Employment. Employee shall not, during the term of
          ----------------------
employee's employment with the Company, engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of employee's employment, nor will he engage in any other activities that conflict with employee's obligations to the Company.

     13.  Returning Company Documents. At the time of leaving the employ of the
          ---------------------------
Company, Employee covenants that he shall deliver to the Company (and will not keep in employee's possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to employee's employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 11(d). In the event of the termination of Employee's employment, Employee hereby covenants to sign and deliver the "Termination Certification" attached hereto as Exhibit C.
                                                               ---------

     14.  Notification of New Employer. In the event that Employee leaves the
          ----------------------------
employ of the Company, Employee agrees to grant consent to notification by the Company to Employee's new employer about Employee's rights and obligations under this Agreement.

     15.  Solicitation of Employees. Employee covenants that, for a period of
          -------------------------
twelve (I2) months immediately following the termination of employee's relationship with the Company for any reason, whether with or without cause, employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for Employee or for any other person or entity.

     16.  Conflict of Interest Guidelines. Employee covenants that employee
          -------------------------------
shall diligently adhere to the Conflict of Interest Guidelines attached as Exhibit D hereto.
---------

     17.  Notice Clause.
          -------------

          (a)  Manner. Any notice hereby required or permitted to be given shall
               ------
be sufficiently given if in writing and delivered in person or sent by First Class, registered or certified mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party.

          (b)  Effectiveness. Any notice or other communication required or
               -------------
permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the third business day after the day on which such notice was mailed in accordance with this Section.

     18.  Arbitration.
          -----------

          (a) Except as provided in Section 18(c) below, the parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration, unless otherwise required by law, to be held in Los Angeles, California under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association as then in effect (the "Rules"). The arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator(s) shall be final, conclusive and binding on the parties to the arbitration, and judgment may be entered on the decision of the arbitrator(s) in any court having jurisdiction.

          (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law.

          (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.

          (d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EMPLOYEE'S RELATIONSHIP WITH THE COMPANY, INCLUDING BUT NOT LIMITED TO, CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS.

     19.  Severability. The invalidity or unenforceability of any provision of
          ------------
this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

     20.  Integration. This Agreement and the Option Agreement represent the
          -----------
entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     21.  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the internal substantive laws, but not the choice of law rules, of the state of California.

     22.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

                                        COMPANYNAME


                                        By:___________________________
                                           Signing Officer
                                           Title of Signing Officer



                                        EMPLOYEE


                                        ______________________________
                                        [First Name  LastName]
                                        [Address]
                                        [City, State, Postal Code]

                                   EXHIBIT A

                           LIST OF PRIOR INVENTIONS
                       AND ORIGINAL WORKS OF AUTHORSHIP


  Title      Date        Identifying Number or Brief Description
  -----      ----        ---------------------------------------




_____ No inventions or improvements

_____ Additional Sheets Attached


Signature of Employee:_________________________
                      [FirstName   LastName]


Date: ___________________

                                   EXHIBIT B

                      CALIFORNIA LABOR CODE SECTION 2870
               INVENTION ON OWN TIME - EXEMPTION FROM AGREEMENT


     "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of employee's rights in an invention to employee's employer shall not apply to an invention that the employee developed entirely on employee's own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

           (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

           (2) Result from any work performed by the employee for the employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                   EXHIBIT C

                                 COMPANY NAME

                           TERMINATION CERTIFICATION


     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Company Name, its subsidiaries, affiliates, successors or assigns (together, the "Company").

     I further certify that I have complied with all the terms of the Employment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

     I further agree that, in compliance with the Employment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

     I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.



Date: _________________________________



                         ____________________________________
                              [FirstName     LastName]

                                   EXHIBIT D


                                  COMPANYNAME

                        CONFLICT OF INTEREST GUIDELINES


     It is the policy of [Company Name] (the "Company") to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

     1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment Agreement elaborates on this principle and is a binding agreement.)

     2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

     3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

     4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

     5. Initiating or approving any form of personal or social harassment of employees.

     6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

     7.   Borrowing from or lending to employees, customers or suppliers.

     8.   Acquiring real estate of interest to the Company.

     9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

     10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

     11. Making any unlawful agreement with distributors with respect to prices.

     12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

     13. Engaging in any conduct which is not in the best interest of the Company.


          Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

                                       2